Exhibit 10.2
SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”) and the Release, which is attached and incorporated by reference as Exhibit A (“Release”), are made by and between [__] (“Employee”), and Bright Health Management, Inc. (“Employer” and, together with “Employee”, the “Parties”).
The Employer and Employee wish to end their employment relationship in an honorable, dignified and orderly fashion. Toward that end, the Parties have agreed to separate according to the terms set forth in this Agreement and the Release.
The Employer does not believe that it has any Claims against the Employee, nor does the Employee believe that the Employee has any Claims against the Employer or any of its parent, subsidiaries, affiliates, present or former officers, directors, shareholders, employees, agents or attorneys, successors, predecessors, assigns, or personal representatives (individually a “Released Party” and, collectively, the “Released Parties”). Nevertheless, the Parties have agreed upon the terms set forth in this Agreement, in full resolution of any actual or potential Claims arising out of the Employee’s employment with and separation from the Employer and both Parties enter into this Agreement and the Release intending to waive, settle and release all liability for and recovery from Claims either party ever had, now has, or might have against the other and the Released Parties as of the date of the Agreement and the Release.
IN CONSIDERATION OF THE FOREGOING RECITALS AND THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:
1.Termination Date. The Employee’s employment with the Employer will terminate on [__] (the “Termination Date”).
2.Time to Consider Offer. The Parties have agreed that the Employee has [__] days to consider the terms of this Agreement and the Release; provided, the Employee shall not sign this Agreement and the Release until after the Termination Date. If the Employee has not executed the Release on or before the date that is [__] days after the date this Agreement is provided to Employee, or the Employee rescinds or revokes the Release, the Employee forfeits all rights to the Consideration offered under this Agreement.
3.Consideration. Upon receipt by the Employer of a fully executed copy of this Agreement and the Release, and after the expiration of all statutory rescission and revocation periods without any revocation of the Release, and provided the Employee complies with all obligations hereunder and those contained in each agreement between Employee and Employer or one of its affiliates containing restrictive covenants that apply post-employment (collectively, the “Restrictive Covenant Agreements”), the Employer shall provide the Employee with the following consideration (the “Consideration”):
(a)Separation Pay. Subject to the terms of this Agreement and attached Release, the Employer will pay a total gross amount of (i) $[__], which consists of [__] weeks of Employee’s base salary (such number of weeks, the “Severance Period”), and (ii) $[__], consisting of Employee’s fiscal year [__] target annual bonus multiplied by [__]. These payments will be made on the Employer’s ordinary payroll dates starting within 2 pay periods after the Employer receives a fully executed copy of this Agreement and the Release, and will be subject to standard payroll deductions and withholdings.
(b)Benefit Coverage. Subject to the terms of this Agreement and Release, as of the Termination Date, if Employee participates in the Company’s group medical, dental, and/or vision plans (each, a “Health Plan” and collectively, the “Health Plans”), and Employee properly and timely elects to continue coverage under such Health Plan(s) in accordance with the continuation requirements of COBRA, Employer shall pay the insurer(s) providing benefits under such Health Plan(s), on Employee’s behalf, the excess, if any, of the monthly premium cost for COBRA coverage over the monthly premium cost for active employee coverage (the “COBRA Benefit”), measured, in each case based on Employee’s level of coverage under such Health Plan(s) immediately prior to the Termination Date. Payment of the COBRA Benefit shall be made on a monthly basis for the period beginning on the first day of the month following the month that includes the Termination Date (such earlier month, the “Coverage Loss Month”) and ending on the earliest to occur of (i) the last day of the [_] month following the Coverage Loss Month; (ii) the date on which Employee becomes eligible for medical, dental or vision benefits with another employer; or (iii) the date Employee’s COBRA continuation coverage would end under the terms of the Health Plan(s) or applicable law (the “COBRA Subsidy Period”).  Payments of the COBRA Benefit shall commence as soon as reasonably practicable following the date on which the Release becomes effective. Following the COBRA Subsidy Period, and provided that the COBRA coverage period has not expired, Employee shall be entitled to continue his/her elected COBRA coverage for the remainder of the COBRA coverage period, at Employee’s own and sole expense.
(c)Cash Bonus. The Employer will also pay to Employee a prorated portion of the bonus, if any, payable in accordance with the terms of the applicable Employer bonus plan for fiscal year [__] (other than any requirement that participant remain employed through the end of the calendar year or at the time of payment), with such proration based on the number of months Employee is employed in fiscal year [__], subject to all applicable deductions and withholdings. The cash bonus will be paid at the time the Employer pays the bonus to other similarly situated employees but no later than [__].
(d)Equity Based Awards. All of Employee’s outstanding time based equity awards that are unvested as of the Termination Date shall continue to vest during the period of time after the Termination Date equal to the Severance Period (as defined above). Any such equity awards that are not vested by their terms by the end of such time period shall be forfeited. Employee shall have 90 days from the end the Severance Period to exercise any stock options that are vested as of the end of the Severance Period. Other than as set forth herein, the terms and conditions of the award agreements governing Employee’s equity based awards granted by the Company (the “Award Agreements”) shall remain unchanged.
The Parties agree that the foregoing satisfies all of the Employer’s obligations to the Employee. The Parties further agree that the Consideration set forth in Section 3 is over and above anything owed to Employee by law or under the policies of Employer, and it is provided to Employee in exchange for, and specifically contingent upon, the Employee entering into this Agreement and the attached Release.
4.Code §409A. The Employee and Employer intend that the benefits provided under this Agreement will comply, in form and operation, with an exception to or exclusion from the requirements of Internal Revenue Code §409A and this Agreement will be construed and administered in a manner that is consistent with and gives effect to such intention. The payment and benefits to be provided under Section 3 are intended to be exempt from the requirements of Code §409A because such payment and benefits are short-term deferrals under Treas. Reg. §1.409A-1(b)(4) or provided under a separation pay plan within the meaning of Treas. Reg. §1.409A-1(b)(9).
5.Other Benefits. Except as otherwise specifically provided in this Agreement the Employee’s participation in Employer sponsored benefits plans shall end on the Termination Date. To the extent the Employee is a participant in any Employer-sponsored or Released Party-sponsored employee benefit plan, payment of any benefits under such plan, including the amount and timing of payments, will be governed by the terms of such employee benefit plan.
6.Release of Claims. In exchange for the Consideration stated in this Agreement, the Employee will voluntarily sign the Release within the time period described in Section 2 of this Agreement and not before the Employee’s Termination Date. The Employee understands that the Employee is not entitled to the Consideration described in Section 3 of this Agreement, unless the Employee signs, and does not rescind or revoke, the attached Release within the time period described in that Release.
The Employee acknowledges and agrees that the Consideration provided under this Agreement is sufficient to support the Employee’s execution and compliance with all the terms of this Agreement and the Release and the Employee shall have no basis at any time to dispute the adequacy of the Consideration provided under this Agreement. The Consideration the Employee will receive under this Agreement, for settling and releasing Claims (as such term is defined in the Release), is contingent upon the Employee’s agreement to be bound by the terms of the Release. Accordingly, if the Employee revokes the Release, the Employee is not entitled to the Consideration described in this Agreement.
7.Knowing Release of Claims. The Release may be subject to applicable statutes including, but not limited to, [the Older Workers Benefit Protection Act of 1990 (“OWBPA”); ]Title VII of the Civil Rights Act of 1961 (“Title VII”); Section 1981 of the Civil Rights Act of 1966 (“Section 1981”); the Americans with Disabilities Act (“ADA”); the Family and Medical Leave Act (“FMLA”) (regarding existing but not prospective claims); the Equal Pay Act; Section 1981 of U.S.C. Title 42; the Fair Credit Reporting Act (“FCRA”); [the Age Discrimination in Employment Act of 1967 (“ADEA”);] the Uniform Services Employment and Reemployment Rights Act (“USERRA”); the Genetic Information Nondiscrimination Act (“GINA”); the Immigration Reform and Control Act (”IRCA”); any state, local, municipal or other law, rule, regulation, code, ordinance; any other federal, state, local or other law, rule, regulation, constitution, code, guideline or ordinance; any public policy, contract (oral or written, express or implied), tort or common law; including the laws, regulations, and sources of legal rights listed in Schedule 1 to the Release, and any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs.
(a)[The OWBPA provides that a covered individual cannot waive a right or claim under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, unless the waiver is knowing and voluntary. This requires, inter alia, that the Employee be advised to consult with an attorney prior to signing this Agreement and Release. In this Agreement, the Release and any accompanying attachments, to the extent applicable to the Employee, the Employee has been advised of the OWBPA requirements for a knowing release, and acknowledges and agrees the attached Release is signed voluntarily, and with full knowledge of the consequences of the Release. In accordance with the disclosure requirements of the OWBPA, Employee is advised that Employee is being terminated as part of a group separation program (the “Program”). Individuals who have been selected for separation of employment as part of this Program, have been selected for termination from their employment based on Employer’s business needs and one or more of the following factors: [__]. Attached as Schedule 2 to the Release is a list of the job titles and ages as of the Termination Date of all individuals selected for the Program. Attached as Schedule 3 to the Release is a list of the job titles and ages as of the Termination Date of all individuals currently employed in the same decisional unit as Employee who were not selected for termination in connection with the Program.]
8.Waiver of Rights to Recovery. By entering into this Agreement and the attached Release, the Employee waives any right the Employee may have to any form of recovery or compensation from any legal, administrative or other charge, claim, complaint, or action which has been, is or may be filed by the Employee or on the Employee’s behalf based on the Employee’s employment with, or separation of employment from, the Employer or any Claims (as such term is defined in the Release) against the Employer or any other Released Party.
9.Employee Acknowledgments. Employee acknowledges that the Employee has read this entire Agreement and Release, and understands all of its terms, been advised to consult with an attorney and has had a sufficient opportunity to review this Agreement and the Release with the Employee’s attorney, and the Employee is voluntarily and knowingly entering into this Agreement and the Release with full knowledge and understanding of the Employee’s legal rights and obligations.
Employee warrants that the Employee has full legal authority to release any and all claims as specified in this Agreement and the Release and to perform all other obligations as specified herein. The Employee understands that this Agreement will have a final and binding effect and that by executing this Agreement, the Employee may be giving up legal rights.
Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against any Released Party. Nothing in this Agreement or these Affirmations is intended to impair Employee’s rights under whistleblower laws or cause Employee to disclose Employee’s participation in any governmental whistleblower program or any whistleblowing statute(s) or regulation(s) allowing for anonymity.

Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, paid sick leave, predictability pay, and/or benefits which are due and payable as of the date Employee signs this Agreement and Employee has been reimbursed for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases and that Employee has been granted or has not been denied any leave to which Employee was entitled under the Family and Medical Leave Act or disability accommodation laws.

    Employee also affirms that Employee has not divulged any proprietary or confidential information of Employer or any of its affiliates and will continue to maintain the confidentiality of such information consistent with Employer’s policies, the Employee Confidentiality, and Assignment of Inventions Agreement, and/or common law. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud.

Employee and Employer acknowledge Employee’s rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Agreement shall be deemed to impair those rights. Employee affirms that all of Employer’s decisions regarding Employee's pay and benefits through the date of Employee's execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

10.Return of Property and Commitment to Cooperate in Transition. Employee affirms that Employee has returned to Employer, and not retained in any form or format, all Employer documents, data, and other property that was in the Employee’s possession or control. Employer “documents, data, and other property” includes, without limitation, any computers, fax machines, cell phones, access cards, keys, reports, manuals, records, product samples, correspondence and/or other documents or materials related to the Employer’s business that the Employee has compiled, generated or received while working for the Employer, including all copies, samples, computer data, disks, or records of such material. Employee has also permanently deleted all documents, data, and other property from any electronic media in the Employee’s possession, custody, or control (including, but not limited to, computers, cell phones, hand-held devices, back-up devices, zip drives and PDAs) or to which the Employee has access (including, but not limited to, remote e-mail exchange servers, back-up servers and off-site storage), all documents or electronically stored images of the Employer, including writings, drawings, graphs, charts, sound recordings, images, and other data or data compilations stored in any medium from which such information can be obtained.
Furthermore, Employee affirms that Employee has provided Employer with a list of any documents Employee created or is otherwise aware of that are password-protected and the password(s) necessary to access such password-protected documents. The Employee shall cooperate with the Employer and shall use the Employee’s best efforts to ensure that both the Employer’s interests and those of the Employee are mutually protected, and to be available, on a reasonable basis, to answer questions that may arise to achieve a smooth transition. Moreover, Employee agrees, upon request by any Released Party, to cooperate in any investigation, litigation, arbitration, or administrative proceeding involving any Released Party, without requiring service of a subpoena or other legal process. Employee will be reasonably available to consult with any representative of any Released Party, to provide information, and, if required or requested, to appear to give testimony.
The Employer’s obligations under this Agreement are contingent upon the Employee returning all Employer documents, data, and other property and cooperating with the Employer as set forth above.

11.Non-Disparagement. The Parties mutually agree that they will not make disparaging or defamatory comments regarding one another, regardless of the forum. The Employee agrees that, unless it is in the context of an Equal Employment Opportunity Commission (“EEOC”) or other civil rights or other government enforcement agency investigation or proceeding, the Employee will make no critical, disparaging or defamatory comments regarding the Employer or any Released Party in any respect or make any comments concerning the conduct or events which precipitated the Employee’s separation. Furthermore, the Employee agrees not to assist or encourage in any way any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or make any other demands against the Employer or any Released Party. This provision does not prohibit the Employee from participating in an EEOC or other civil rights or other government enforcement agency charge, investigation or proceeding. Further, nothing in this Agreement prohibits Employee from testifying in an administrative, legislative or judicial proceeding related to any alleged unlawful conduct or sexual harassment when Employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or any legislature. Moreover, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct Employee has reason to believe is unlawful.
12.Limited Restrictions on Certain Post-Employment Activities. In order to protect the Employer’s critical business interests, including but not limited to those with respect to Confidential Information (as defined Section 13 of this Agreement), trade secrets, customer, employee, and vendor relationships, and in order to protect the Employer’s investment in its products, services, technology, business planning, sales and marketing programs, and business strategies and plans, the Employer and Employee agree to the following limited restrictions:
(a)Limited Restriction on Competitive Activities. Employee agrees that, during the term of employment with the Employer and for a period equal to the Severance Period (as defined above) after employment with the Employer ends whether voluntarily or involuntarily, the Employee will not alone, or in any capacity with another firm:
(i)be employed by, work as a consultant for, or directly or indirectly render services to, invest in or lend to any person, firm or corporation conducting business in any of the states (including the District of Columbia and all U.S. territories) in which the Employer conducted business during Employee’s employment, by engaging in research, development, manufacture, marketing, sales, administrative support or promotion of any products, services, or technology (whether commercially available or under development) that are competitive with any products, services, or technology of the Employer of which the Employee had knowledge or responsibilities, including but not limited to the development, marketing, sales or administrative support of Employer products, services, or technology, including the direct or indirect supervision of Employer employees and consultants engaged in those activities;
(ii)engage in competitive conduct, disrupt, damage, impair, or interfere with the business of the Employer whether by way of interfering with or disrupting the relationship of the Employer with its clients, customers, representatives, vendors or suppliers;
(iii)directly or indirectly call upon or solicit any customer or supplier of the Employer or induce, encourage or influence any customer or supplier to terminate or otherwise adversely modify its business relationship with the Employer; or
(iv)directly or indirectly hire, solicit, or persuade any of the Employer’s employees, or former employees who worked for the Employer during the 12 months prior to the date of termination of Employee’s employment, for the purpose of hiring them, engaging them as consultants, or inducing them to leave their employment with the Employer, attempt to hire, solicit, or persuade or assist anyone else in the solicitation of such employees or former employees.

Employee agrees that if Employee is approached by a current or former Employer employee regarding potential employment, consultation, or contract, as described above during the time period covered by this Section 12, Employee must promptly (1) inform the employee or former employee of his or her non-solicitation obligation described above and (2) refrain from engaging in any communication with the employee or former employee regarding potential employment, consultation, or contract.
(b)Exceptions to the Foregoing Restrictions. The restrictions contained in Section 12 of this Agreement will not prevent the Employee from accepting employment with a large diversified organization with separate and distinct divisions that do not compete, directly or indirectly, with the Employer, as long as prior to accepting such employment the Employer receives a written assurance from the Employee, satisfactory to the Employer, to the effect that the Employee will not render any services to, or have any ability to provide strategic direction or oversight to, any division or business unit that competes, directly or indirectly, with the Employer. Nor do the restrictions in Section 12 of this Agreement prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any share class of a corporation which is publicly traded, so long as Employee has no active participation in the business of the corporation. During the restrictive period set forth in Section 12(a), the Employee will inform any new employer, prior to accepting employment, of the existence of this Agreement and provide such employer with a copy of this Agreement.
13.Compliance with Prior Agreements. The Employee remains bound by the terms of the agreements which the Employee previously entered into with the Employer and its affiliates including, without limitation, the Restrictive Covenant Agreements, to the extent that they do not conflict with this Agreement. In addition, the Employee agrees not to divulge or use any trade secrets, confidential information, or other proprietary information of the Employer or any other Released Party which the Employee obtained or to which the Employee had access during employment with the Employer. For purposes of this latter obligation, “Confidential Information” means information that is not generally known and that is proprietary to the Employer or any other Released Party or that the Employer or any other Released Party is obligated to treat as proprietary. It includes, but is not limited to, information or data of the Employer or any other Released Party concerning its business, financial statements, sales and marketing plans, customer contact information and data, products, proposed products, plans, ideas, drawings, designs, concepts, inventions, discoveries, improvements, patent applications, know-how, trade secrets, prototypes, processes, techniques and other proprietary information. It does not include information that: (a) is already lawfully in the possession of the Employee through independent means at the time of disclosure thereof; (b) is or later becomes part of the public domain through no fault of the Employee; (c) is lawfully received by the Employee from a third party having no obligations of confidentiality to the Employer or any other Released Party; or (d) is required to be disclosed by order of a governmental agency or by a court of competent jurisdiction. Any information that the Employee knows or should reasonably know is Confidential Information, or that the Employer or any other Released Party treats as Confidential Information, will be presumed to be Confidential Information.
It is the intent of the Parties that this Agreement be treated as Confidential Information as defined in the preceding paragraph. The Employee warrants that the Employee has not disclosed, and agrees that the Employee will not in the future disclose, the terms of this Agreement, or the terms of Consideration to be paid by the Employer to the Employee as part of this Agreement, to any person other than the Employee’s attorney, spouse, tax advisor, prospective future employer or future employer, or representatives of the EEOC, or comparable state agency, who shall be bound by the same prohibitions against disclosure as bind the Employee, and the Employee shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality. The Employee shall not provide or allow to be provided to any person this Agreement, or any copies thereof, nor shall the Employee now or in the future disclose in any way any information concerning any purported claims, charges, causes of action or this settlement to any person, with the sole exception of communications with the Employee’s spouse, attorney, tax advisor, prospective future employer or future employer, unless otherwise ordered to do so by a court or agency of competent jurisdiction.

Pursuant to the Defend Trade Secrets Act of 2016, Employees may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Company will not retaliate against Employee in any way for disclosure made in accordance with the law. In the event a disclosure is made, and Employee files a lawsuit or other proceeding against Company alleging that Company retaliated against Employee because of Employee’s disclosure, Employee may disclose the relevant trade secret to Employee’s attorney and may use the trade secret in the proceeding if (i) Employee files any document containing the Trade Secret under seal, and (ii) Employee not otherwise disclose the Trade Secret except pursuant to court order.
14.Non-Admissions. The Parties expressly deny any and all liability or wrongdoing and agree that nothing in this Agreement shall be deemed to represent any concession or admission of such liability or wrongdoing or any waiver of any defense.
15.No Assignment. The Employee warrants and represents that the Employee has not assigned or transferred any claim or interest that is the subject of this Agreement to any person or entity.
16.Beneficiaries, Successors and Assigns. The Parties agree that any Employer (and any other Released Party) successor or assignee is a beneficiary of this Agreement and may rely on and enforce this Agreement to secure or defend its rights hereunder. The Employer agrees that its promises in this Agreement shall be binding on any successor or assignee of the Employer’s business or operations.
17.Entire Agreement. Other than the non-conflicting terms of the Restrictive Covenant Agreements, the Award Agreements governing any equity based awards granted to Employee by the Employer, continuing obligations under the agreements set forth herein, and any related Employer policy, this is the entire Agreement between the Employer and Employee relating to the Employee’s termination from employment.
18.Invalidity and Severability. In case any one or more of the provisions of this Agreement or the Release shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the Release will not in any way be affected or impaired thereby.
19.Governing Law. The Employer’s principal place of business is Minneapolis, Minnesota, and accordingly, the Employee agrees that this Agreement shall be governed by, and be construed and enforced in accordance with Minnesota law, without reference to choice of law, except to the extent it is pre-empted by federal law. Employee agrees to submit to the personal jurisdiction of the State of Minnesota and that any dispute relating to this Agreement must be brought in federal court within the State of Minnesota, Hennepin County or within the state in which Employee last worked for Employer.
20.Employee Acknowledgments. The Employee acknowledges that the Employee has read this entire Agreement and Release, and understands all of its terms, been advised to consult with an attorney and has had a sufficient opportunity to review this Agreement and the Release with the Employee’s attorney, and the Employee is voluntarily and knowingly entering into this Agreement and the Release with full knowledge and understanding of the Employee’s legal rights and obligations.
[Remainder of page left intentionally blank; signature page follows.]

The Employee warrants that the Employee has full legal authority to release any and all claims as specified in this Agreement and the Release and to perform all other obligations as specified herein. The Employee understands that this Agreement will have a final and binding effect and that by executing this Agreement, the Employee may be giving up legal rights.
In witness whereof, the Employee and Employer have duly executed this Agreement on the dates listed below.

EMPLOYEE:

Dated:
Signature

EMPLOYER:

Bright Health Management, Inc.

Dated:                        By:
                        Name:                                                    Its:

EXHIBIT A

Form of Release

See attached.

RELEASE
1.Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:
(a)“I,” “me,” and “my” include me, [__], and anyone who has or obtains any legal rights or claims through me.
(b)“Employer,” as used in this Release, shall at all times mean Bright Health Management, Inc.
(c)“Released Party” or “Released Parties”, individually and collectively, means Universal Care, Inc. and its current and prior parent corporations, subsidiaries, affiliates, successors, predecessors and assigns, present or former officers, directors, shareholders, agents, assigns, employees and attorneys, whether in their individual or official capacities, benefit plans and plan administrators and insurers.
(d)“Claim(s)” and “Release of Claims” means, except as otherwise provided below in this Release, actions or causes of action, suits, claims, charges, complaints, contracts (whether oral or written, express or implied from any source), and promises, whatsoever, in law or equity, that I ever had, may now have or hereafter can, shall or may have against the Employer or any other Released Party as of the date of the execution of this Release, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claim or damages to me for, upon, or by reason of any matter, cause or thing whatsoever, that are in any way related to my hire by, employment with or separation (termination of employment) from the Employer.
(e)By signing this Release, I am agreeing to release any actual and potential Claims I have or may potentially have, either as an individual or standing in the shoes of the government, under any federal, state or local law, administrative regulation or legal principle (except as provided in Section 4 of this Release) against the Employer and all other Released Parties. The following listing of laws and types of claims is not meant to, and shall not be interpreted to, exclude any particular law or type of claim, law, regulation or legal principle not listed. I understand I am releasing all my Claims against the Employer and all Released Parties including, but not limited to, any Claims for wrongful termination in violation of public policy or expenses, Claims for invasion of privacy; breach of written or oral, express or implied, contract; fraud or misrepresentation; and any Claims under the following, as amended: [the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 626; the Older Workers Benefit Protection Act of 1990 (“OWBPA”), 29 U.S.C. § 626(f);] Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 2000e, et seq.; the Americans with Disabilities Act (“ADA”); the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §§ 1001, et seq. (except for any claims for vested benefits under ERISA); the Equal Pay Act (“EPA”), 29 U.S.C. § 206(d); the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.; the Genetic Information Nondiscrimination Act of 2008 (“GINA); the False Claims Act, 31 U.S.C. § 3729, et seq.; all other federal, state, local or foreign statute, law, rule, regulation, ordinance or order, including, but not limited to laws, regulations, and sources of legal rights listed in Exhibit 1 to this Release and those Claims for violation of any civil rights laws based on protected class status; Claims for assault, battery, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, negligent hiring, retention or supervision, retaliation, constructive discharge, violation of whistleblower protection laws, unjust enrichment, violation of public policy, and all other Claims for unlawful employment practices, and all other common law or statutory Claims.
2.Agreement to Release My Claims. Except as stated in Section 4 of the Release, in consideration of the payments to be made to me under the Separation Agreement by and between the

Employer and me to which this Release is attached (the “Separation Agreement”), I agree to release all my Claims, waive any rights to my Claims and forever discharge the Employer and all Released Parties of and from any and all liability to me for actions or causes of action, suits, or Claims. To the maximum extent permitted by law, I agree that I will not seek and I waive any right to accept any relief or award from any charge or action against the Employer or any other Released Party before any federal, state, or local administrative agency or federal state or local court whether filed by me or on my behalf with respect to any Claim or right covered by this Release. I also agree to withdraw any and all of my charges and lawsuits against the Employer or any other Released Party; except that I may, but am not required to, withdraw or dismiss, or attempt to withdraw or dismiss, any charges that I may have pending against the Employer or any other Released Party with the EEOC or other civil rights enforcement agency.
In exchange for my agreement to release my Claims, I am receiving satisfactory consideration (compensation) from the Employer to which I am not otherwise entitled by law, contract, or under any Employer policy. The consideration I am receiving is a full and fair payment for the release of all my Claims. Neither the Employer nor any other Released Party owes me anything in addition to what I will be receiving.
3.[Older Workers Benefit Protection Act. The OWBPA applies to individuals age forty (40) and older and sets forth certain criteria for such individuals to waive their rights under the ADEA in connection with an exit incentive program or other employment termination program. I understand and have been advised that this Release of my Claims is subject to the terms of the OWBPA. The OWBPA provides that a covered individual cannot waive a right or claim under the ADEA unless the waiver is knowing and voluntary. If I am a covered individual, I acknowledge that I have been advised of this law, and I agree that I am signing this Release voluntarily, and with full knowledge of its consequences. I understand that my termination is part of a group separation program, and therefore the Employer is giving me at least forty-five (45) days from the date I received a copy of this Release to decide whether I want to sign it. I acknowledge that I have been advised to use this time to consult with an attorney about the effect of this Release. If I sign this Release before the end of the forty-five (45) day period it will be my personal, voluntary decision to do so, and will be done with full knowledge of my legal rights. I agree that material and/or immaterial changes to the Separation Agreement, this Release, or any exhibits to the Separation Agreement or this Release, will not restart the running of this consideration period. The Separation Agreement and this Release have each been written in a way that I understand.]
4.Exclusions from the Release.
(a)The term “Claims” does not include my rights, if any, to claim the following: benefits and/or the right to seek benefits under applicable unemployment insurance and worker’s compensation statutes; Claims for my vested, accrued post-termination benefits under any 401(k) or similar tax-qualified retirement benefit plan; my rights to group health plan coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”); my rights to enforce the terms of this Release; claims which by law cannot be waived by signing this Release; or my rights to assert Claims that are based on events occurring after this Release becomes effective.
(b)Nothing in this Release interferes with my right to file or maintain a charge with the Equal Employment Opportunity Commission (“EEOC”) or other local civil rights enforcement agency, or participate in any manner in an EEOC or other such agency investigation or proceeding. Nor does anything in this Release preclude, prohibit, or otherwise limit, in any way, my rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. Further, nothing in this Release prohibits me from testifying in an administrative, legislative or judicial proceeding related to any alleged unlawful conduct or sexual harassment when I have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the Legislature. Moreover, nothing in this Release prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct I have reason to believe is unlawful. Further, nothing in this Release prohibits me from testifying in an administrative, legislative or judicial proceeding related to any alleged unlawful conduct or sexual harassment when I have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the Legislature. Moreover, nothing in this Release prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct I have reason to believe is unlawful. I understand, however, to the maximum extent permitted by law, I understand, however, that I am waiving my right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys’ fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC or other civil rights enforcement agency, me, or any other party.
(c)[Nothing in this Release interferes with my right to challenge the knowing and voluntary nature of this Release under the ADEA and/or OWBPA.]
(d)I agree that the Employer and all other Released Parties reserve any and all defenses which each has or might have against any Claims brought by me. This includes, but is not limited to, the Employer’s (or Released Party’s) right to seek available costs and attorneys’ fees as allowed by law, and to have any monetary award granted to me, if any, reduced by the amount of money that I received in consideration for this Release.
(e)If any claim is not subject to release, to the extent permitted by law, I waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or any other Released Party identified in this Agreement is a party.
5.Effective Date/Right to Revoke. [I understand that insofar as this Release relates to my rights under the ADEA, it shall not become effective or enforceable until seven (7) days after I sign it. I have the right to revoke this Release insofar as it extends to potential Claims under the ADEA by written notice to Employer within seven (7) calendar days following my signing this Release. Any such revocation must be in writing, must specifically state that “I hereby revoke my waiver of ADEA Claims pursuant to our Separation Agreement and Release”, and must be either hand-delivered to the Employer or, if sent by mail, post-marked within the seven (7) day period of my signing this Release, and sent by certified mail, return receipt requested, and addressed as follows]:

Bright Health Group, Inc., Suite 1200
Attn: Legal Department - Employment
8000 Norman Center Drive
Minneapolis, MN 55437

I understand that the Consideration I am receiving for settling and releasing my Claims is contingent upon my agreement to be bound by the terms of this Release. Accordingly, if I decide to revoke this Release as provided herein, I understand that I am not entitled to the Consideration offered in the Separation Agreement. [I further understand that if I attempt to revoke my release of my ADEA Claims, I must immediately return to Employer any Consideration that I may have received under my Separation Agreement, provided however, that if I decide to challenge the knowing and voluntary nature of this Release under the ADEA and/or the OWBPA, I am not required to return to Employer any Consideration that I have received under my Separation Agreement.]

6.I Understand the Terms of this Release. The Employer advised me of my right to review this Release with my own attorney. I have had the opportunity to review this Release and related documents with my attorney and have read this Release carefully and understand all its terms. In agreeing to sign this Release, I have not relied on any oral statements or explanations made by the Employer or any other Released Party, including their employees or attorneys. I understand and agree that, except as specified within the Separation Agreement, this Release and the Separation Agreement contain all the agreements between the Employer (and any other Released Party) and me.

I understand this Release is a very important legal document and I agree to be bound by the terms of this Release.

Dated:             , 2022
Signature
                            Name:

Schedule 1

State statues and other sources of legal rights
Alabama
The Alabama Age Discrimination Act; Alabama “Guns in the Parking Lot Act,” Ala. Act 2013-283; Alabama workers’ compensation and/or retaliatory discharge statutes, Ala. Code § 25-5-11.1 et seq.; Clarke-Figures Equal Pay Act, Ala. Act No. 2019-519; all Alabama laws, rules, regulations and/or ordinances.
Arizona
The Arizona Employment Protection Act; The Arizona Civil Rights Act; The Arizona Fair Wages and Healthy Families Act; The Arizona Wage Statutes; The Arizona Constructive Discharge Statute.
Colorado
The Colorado Anti-Discrimination Act, as amended; The Colorado Lawful Activities Statute, § 24-34-402.5; The Colorado Equal Pay Law; The Colorado Paid Sick Leave Law; The Colorado Public Health Emergency Whistleblower Law; The Colorado Minimum Pay Standards Order 38 (COMPS Order), as amended by any other subsequent executive order or legislative act; The Colorado Wage Claim Act; The Colorado Labor Peace Act; The Colorado Civil Rights Commissions’ Regulations; Retaliation provisions of the Colorado Workers’ Compensation Law; The Colorado Constitution.
Florida
Florida Civil Rights Act; Florida’s Private-Sector Whistleblower; Florida’s Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim; Florida Wage Discrimination Law; The Florida Constitution; Florida Minimum Wage Statute; The Florida Equal Pay Act; Florida AIDS Act; Florida OSHA; Florida Discrimination on the Basis of Sickle Cell Trait Law; Florida’s Domestic Violence Leave Laws; Florida’s Preservation and Protection of the Right to Keep and Bear Arms in Vehicles Act; Florida’s Wage Payment Laws; Florida’s General Labor Regulations; Those other provisions of the Florida Statutes that lawfully may be released.
Iowa
The Iowa Jury Duty Law; The Iowa Witness Duty Law; The Iowa Elected Officials Leave of Absence Law; The Iowa Emergency Response Leave Law; The Iowa Military Leave/Re-employment Law; The Iowa Smokefree Air Act; The Iowa WARN Act; The Iowa Civil Rights Act; The Iowa Whistleblower Protection Law (public employees only); The Iowa Job Reference Immunity Law; The Iowa Personnel Record Law; The Iowa AIDS Testing Law; The Iowa Genetic Testing Law; The Iowa Minimum Wage Law; The Iowa Wage Payment Collection Law; The Iowa Occupational Safety and Health Act; The Non-English-Speaking Employees Law; The Iowa Labor Union Membership Law; The Iowa Labor Boycotts and Strikes Law; The Iowa provisions regarding retaliation/discrimination for filing a workers’ compensation claim; The Iowa law prohibiting discrimination or retaliation as a result of compliance with communicable disease requirements.
Illinois
The Illinois Human Rights Act; 820 ILCS 305/4(h) of the Illinois Workers’ Compensation Act; Illinois common law regarding retaliation or discrimination for filing a workers’ compensation claim; Illinois Equal Pay Act; Illinois School Visitation Rights Act; Illinois AIDS Confidentiality Act; Illinois Right to Privacy in the Workplace Act; Illinois Genetic Information Privacy Act; Illinois One Day Rest in Seven Act; Illinois Eight Hour Work Day Act; Illinois Health and Safety Act; Illinois Whistleblower Act; Illinois Victims’ Economic Safety and Security Act; Illinois Worker Adjustment and Retraining Notification Act; Illinois Personnel Records Review Act; Illinois Criminal Identification Act; Illinois

Voter Leave Act; Illinois Family Military Leave Act; Illinois Joint Agency Rules of Sex Discrimination; Illinois Joint Agency Rules on National Origin Discrimination; Illinois Human Rights Commission Rules on Handicap Discrimination; Illinois Human Rights Commission Rules on Unfavorable Military Discharge Discrimination; Smoke Free Illinois Act; Illinois Blood Donation Leave Act; Illinois Civil Patrol Leave Law; Illinois Jury Duty Leave Law; Illinois Official Meetings Leave Law; Illinois Witness Duty Leave Law; Illinois Nursing Mothers in the Workplace Act; Illinois Common Law Claims for Unlawful Retaliatory Discharge in Violation of Public Policy; Illinois Employee Sick Leave Act; Illinois Child Bereavement Leave Act; Illinois Biometric Information Privacy Act; Illinois Workplace Transparency Act; Illinois Volunteer Emergency Worker Job Protection Act; Illinois Gender Violence Act; Cook County Human Rights Ordinance; Cook County Earned Sick Leave Ordinance; Chicago Human Rights Ordinance, as amended; Chicago Earned Sick Leave Ordinance; Chicago Anti-Retaliation Ordinance; Chicago Fair Workweek Ordinance.
Indiana
Indiana Age Discrimination Act; Indiana Civil Rights Law; Indiana Minimum Wage Law, including the Indiana Equal Pay Act; Indiana Employment Discrimination Against Disabled Persons Act; Indiana State Wage Payment and Work Hours Laws,; Indiana Family Military Leave Law; Indiana Occupational Safety and Health Act; Indiana Whistleblower Protection Laws; Indiana Possession of Firearms Laws; Indiana AIDS Testing Laws; Indiana Smoker’s Rights Law; Indiana Garnishment Retaliation Law.
Maryland
Maryland Human Relations Commission Act (MHRCA); Maryland Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers' Compensation Claim; Maryland Equal Pay Law; Maryland Adoption Leave Law; Maryland Medical Information Bias Law; Maryland Military Leave Law; Maryland Volunteer/Civil Air Patrol Law; Maryland law protecting witnesses, jurors and victims who attend court proceedings; Maryland Day of Rest Law; Maryland Lie Detector Law; Maryland Wage and Hour Laws; Maryland Occupational Safety & Health; Maryland Flexible Leave Act; Maryland Pay Disparity Act; Maryland Workplace Fraud Act; Maryland Healthy Retail Employee Act; Maryland Job Applicant Fairness Act; Maryland Law Protecting Employees' and Applicants' Social Media Passwords; Maryland Leave Law for Family Members of Armed Services Members; Maryland's Reasonable Accommodations for Disabilities Due to Pregnancy Law; Maryland's Parental Leave Law.
Missouri
Missouri Human Rights Act; Missouri Equal Pay Law; Missouri Disability Discrimination Law; Missouri Genetic Testing Information Bias Law; Missouri State Wage, Payment, Work; Missouri AIDS Law; Missouri Jury Duty Law; Missouri Voting Leave Law; Missouri Emergency Response Leave Law; Missouri Witness/Crime Victim Law; Missouri Military Leave/Re-Employment Rights Law; Missouri War on Terror Veterans Leave Law; Missouri Service Letter Law; Missouri Statutory Provisions Regarding Employer Use of Employee Social Security Number; Missouri Statutory Provisions Regarding Disclosure of Workers’ Compensation Records; Missouri Statutory Provisions Regarding Off Duty Use of Tobacco & Alcohol; Missouri Statutory Provisions Regarding Employee Political Activities; Missouri Statutory Provisions Regarding Drug & Alcohol Testing; Missouri Statutory Provisions Regarding Retaliation/Discrimination for Filing Worker’s Compensation Claim; Missouri Statutory Provisions Regarding Wage Claim Retaliation; Missouri Statutory Provisions Regarding Whistleblower Protection; Missouri Statutory Provisions Regarding Civil Air Patrol Leave; Missouri Victims Economic Safety and Security Act (VESSA).
Nebraska
The Nebraska Fair Employment Practices Act; The Nebraska Equal Pay Act; The Nebraska Age Discrimination in Employment Act; The Nebraska Constitution; The Nebraska Wage Payment and Collection Act, as amended; any claim for workers’ compensation retaliation under Nebraska’s workers’ compensation law, as allowed by law.
New Jersey

New Jersey Law Against Discrimination; New Jersey Civil Rights Act; New Jersey Family Leave Act; New Jersey State Wage and Hour Law; Millville Dallas Airmotive Plant Job Loss Notification Act; New Jersey Conscientious Employee Protection Act; New Jersey Equal Pay Law; New Jersey Occupational Safety and Health Law; New Jersey Smokers’ Rights Law; New Jersey Opportunity to Compete Act; The New Jersey A1897 law concerning decriminalization of marijuana; Any Executive Order issued by the Governor of the State of New Jersey; New Jersey Genetic Privacy Act; New Jersey Fair Credit Reporting Act; New Jersey Paid Sick Leave Act; Jake Honig Compassionate Use Medical Cannabis Act; New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing A Workers’ Compensation Claim; New Jersey Public Employees’ Occupational Safety and Health Act; New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination; Any rule, regulation, or ordinance issued by the New Jersey Department of Health.
New Mexico
New Mexico Human Rights Act; The New Mexico Occupational Health and Safety Act; The New Mexico Genetic Information Privacy Act; The New Mexico Employee Privacy Act; The New Mexico Promoting Financial Independence for Victims of Domestic Abuse Leave Act; New Mexico Nursing Mothers Law; New Mexico Jury Service Law; The New Mexico Military Service Law; The New Mexico Political Activities Law; New Mexico Volunteer Emergency Responder Job Protection Act; New Mexico Time to Vote Law; The New Mexico Social Media Passwords Law; The New Mexico Fair Pay for Women Act; The New Mexico Reemployment of Persons in the Armed Forces Law; The New Mexico Public Health Emergency Leave Law; New Mexico Wage Payment and Work Hour Laws.
New York
The New York State Executive Law, including the New York State Human Rights Law; The New York False Claims Act; The New York City Human Rights Law; The New York City Administrative Code; The New York Civil Rights Law; The New York Labor Law; The New York Paid Family Leave Act; The New York wage, wage-payment, wage-theft and all other wage-hour laws; The New York Whistleblower Law; The New York Education Law; The Retaliation/Discrimination provisions of the New York Workers’ Compensation Law and the New York State Disabilities Benefits Law; The New York State Workers Adjustment and Retraining Notification Act.
North Carolina
North Carolina Equal Employment Practices Act; North Carolina Parental Leave Law for School Involvement; North Carolina Lawful Use of Lawful Products Law; North Carolina Persons With Disabilities Protection Act; North Carolina Communicable Disease Law; North Carolina Discrimination on the Basis of Sickle Cell Trait Law; North Carolina Genetic Testing Law; North Carolina Retaliatory Employment Discrimination Law; North Carolina Wage and Hour Act, as amended; North Carolina Occupational Safety and Health Act, as amended; North Carolina Discrimination Against Military Personnel Act; North Carolina National Guard Employment Rights Act; North Carolina Jury Duty Leave Law; North Carolina Workplace Violence Prevention Act; North Carolina Domestic Violence Law; North Carolina Controlled Substances Examination Regulation Act; North Carolina Fair Classification Act; North Carolina Act to Provide Limited Immunity from Liability for Claims Based on Transmission of Coronavirus Disease.
Oklahoma
The Oklahoma Civil Rights Act; The Oklahoma Equal Pay Act; The Oklahoma Anti-Discrimination Act; The Oklahoma Retaliatory Discharge Act; The Standards For Workplace Drug and Alcohol Testing Act; The Retaliation Provisions of the Oklahoma Administrative Worker’s Compensation Act; The Oklahoma Employee Injury Benefit Act; The Oklahoma Worker’s Compensation Arbitration Act; The Oklahoma Occupational Safety and Health Act.
Pennsylvania

The Pennsylvania Equal Pay Act; The Pennsylvania Human Relations Act; The Pennsylvania Minimum Wage Act; The Pennsylvania Pregnancy Guidelines; The Pennsylvania Guidelines on Sexual Harassment; The Pennsylvania Disability Discrimination Rules; The Pennsylvania Occupational Safety and Health Laws; The Pennsylvania Wage Payment and Collection Law; The Pennsylvania Bona Fide Occupational Qualifications Rules; The Pennsylvania Religious Freedom Protection Act; The Pennsylvania Affirmative Action Guidelines; The Pennsylvania Military Leave and Re-Employment Rights Laws; Pennsylvania statutes regarding Whistleblower Protection; Personnel Files; Criminal Records; Wage Complaints: Retaliation; The Philadelphia Fair Practices Ordinance; and The Philadelphia WARN Act.
South Carolina
The South Carolina Human Affairs Law; The South Carolina Payment of Wages Law; The South Carolina Workers’ Compensation Retaliation Law; South Carolina Genetic Information Privacy Act; South Carolina Smokers’ Right Law; South Carolina Bone Marrow Donor Program Leave Provisions; South Carolina Occupational Safety and Health Act; South Carolina Jury and Witness Duty Leave Provisions; South Carolina Volunteer Firefighter and Emergency Medical Services Personnel Job Protection Act; South Carolina provision regarding termination of an authorized worker and replacing with unauthorized alien; South Carolina Military Leave/Reemployment Rights Provisions; South Carolina Illegal Immigration Reform Act; South Carolina provision regarding unlawful discrimination against union members; South Carolina Right to Work Act; South Carolina Pregnancy Accommodations Act; Any claim for wrongful termination in violation of public policy, breach of contract, or any other statutory, common law, or equitable claim under South Carolina law.
Tennessee
The Tennessee Human Rights Act; The Tennessee Public Protection Act; The Tennessee Equal Pay Act; The Tennessee Parental and Adoption and Nursing Leave Law; The Tennessee Disability Act; The Tennessee Smokers’ Rights Laws; The Tennessee Occupational Safety and Health Act; The Tennessee Wage Payment and Work Hour Laws; The Tennessee Voting Leave Law; The Tennessee Jury Duty Law; The Tennessee Prohibition Against Preventing Employees from Disclosing Information; The Tennessee Pregnant Workers Fairness Act.
Texas
The Texas Commission on Human Rights Act; Any provision of the Texas Payday Act; Any provision of the Texas Labor Code subject to release; The Texas Civil Practice and Remedies Code; The Texas Health and Safety Code.
Utah
The Utah Antidiscrimination Act; The Utah Employment Relations and Collective Bargaining Act; The Utah Right to Work Law; The Utah Drug and Alcohol Testing Act; The Utah Minimum Wage Act; The Utah Protection of Activities in Private Vehicles Act; The Utah Employment Selection Procedures Act; The Utah Occupational Safety and Health Act; Any claim for Wrongful Termination in Violation of Public Policy under Utah law.
Washington
The Washington Fair Credit Reporting Act; The Washington Consumer Protection Act; The Washington Law Against Discrimination, as amended; The Washington Minimum Wage Act, as amended; The Washington Wage Payment Act, as amended; The Washington wage deduction/rebate statutes, as amended; The Washington Family Leave Act, as amended; The Washington Family Care Act, as amended; Washington’s Domestic Violence Leave Law; Washington’s Military Family Leave Law; Washington’s Veteran’s and Veteran’s Affairs statute; The Washington Equal Pay and Opportunities Act; The Washington Industrial Safety and Health Act (“WISHA”); The Washington Healthy Starts Act; The Washington Paid Sick Leave Law; The Washington Paid Family and Medical Leave Law; Any provision of Title 49 of the Revised Code of Washington; Any provision of Title 296 of the Washington Administrative Code; The Industrial Welfare Act of Washington, as amended, to the extent permitted by law; Any claim alleging the exception to the Industrial Insurance Act of Washington, established by RCW 51.24.020, for injury inflicted with “deliberate intention;” Any claim based on any proclamations, executive orders, or related orders or directives by the Governor of the State of Washington or any public health officer; Any claim based on federal, state, or local law, rule, regulation, or ordinance; Any claim for breach of contract or promise, express or implied; Any claim for breach of any term or condition of an employee handbook or policy manual, including any claim for breach of any promise of specific treatment in specific situations; Any common law claim of any kind; Any basis for recovering costs, fees or other expenses, including attorneys’ fees incurred in these matters; Any claim for violation of any provision of the Seattle Municipal Code, including, but not limited to all provisions of Title 14; Any claim for violation of any provision of a Tacoma city ordinance; Any claim for violation of any provision of SeaTac’s minimum wage laws or and paid leave laws; Any claim for violation of any provision of Spokane’s earned sick and safe leave law.
Wisconsin
The Wisconsin Fair Employment; The Wisconsin WARN Act; The Wisconsin statutory provisions regarding retaliation and/or discrimination for filing a worker’s compensation claim; The Wisconsin Family or Medical Leave Act; The Wisconsin Employees’ Right to Know Act; The Wisconsin Personnel Records Act; The Wisconsin Minimum Wage Act; The Wisconsin Wage Payments, Claims, and Collections.